As filed with the Securities and Exchange Commission on February 25, 1998
                                                      Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------
                        MICROELECTRONIC PACKAGING, INC.
            (Exact name of registrant as specified in its charter)

         California                                94-3142624
 (State or other jurisdiction            (IRS Employer Identification No.)
 of incorporation or organization)

                  9577 Chesapeake Drive, San Diego, CA  92123
      (Address of principal executive offices)         (Zip Code)

                           ------------------------
                        MICROELECTRONIC PACKAGING, INC.
                     1993 Stock Option/Stock Issuance Plan
                           (Full title of the plan)

                           ------------------------
                                 Andrew Wrobel
                     President and Chief Executive Officer
                        MICROELECTRONIC PACKAGING, INC.
                  9577 Chesapeake Drive, San Diego, CA  92123
                    (Name and address of agent for service)
                                (619) 292-7000
         (Telephone number, including area code, of agent for service)

                           ------------------------


                        CALCULATION OF REGISTRATION FEE

================================================================================

                                 Proposed        Proposed
 Title of                        Maximum         Maximum
Securities         Amount       Offering        Aggregate        Amount of
  to be            to be          Price          Offering       Registration
Registered      Registered(1)   per Share(2)     Price(2)           Fee
-------------   -------------   ------------  -------------     ------------
Common Stock,    4,000,000        $0.52       $2,080,000.00       $613.60
no par value

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Microelectronic Packaging, Inc. on February 19, 1998 as reported by the OTC Bulletin Board.

                                 PART II

              Information Required in the Registration Statement


Item 3. Incorporation of Documents by Reference
        ---------------------------------------


          Microelectronic Packaging, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on April 15, 1997, together with the amendments thereto on Forms 10K/A, filed with the Commission on June 23, 1997 and June 27, 1997;

     b. The Registrant's Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed with the Commission on May 15, 1997, August 14, 1997 and November 12, 1997, respectively;

     c. The Company's Current Reports on Forms 8-K, filed with the Commission on January 15, 1997, March 14, 1997 and July 23, 1997, respectively; and

     d. The Registrant's Registration Statement No. 0-23562 on Form 8-A filed with the Commission on March 3, 1994, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

              Not applicable.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

              Not applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

              The California General Corporation Law provides that directors will not be personally liable to the Registrant for monetary damages arising from a breach of their fiduciary duty to the Registrant as directors, including such conduct during a merger or tender offer, in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Registrant or its shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interests of the Registrant or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to the Registrant or its shareholders, or that show a reckless disregard for his or her duty to the Registrant or its shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, or a risk of serious injury to the Registrant or its shareholders, or (iii) based on transactions between the Registrant and its directors or another corporation with interrelated directors or on improper distributions, loans, or guarantees under applicable sections of the California Corporations Code. Such limitations of liability also do not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to the Registrant for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Registrant. No claim or litigation is currently pending against the Registrant's directors that would be affected by the limitation of liability.

          Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act").
Article IX of the Amended and Restated Articles of Incorporation of the Registrant and Article VI, Section 4 of the Registrant's Bylaws provide for indemnification of its directors and officers and other agents to the maximum extent permitted by the California Corporations Code. The Second Amended and Restated Registration Rights Agreement, Waiver Agreement and Conversion Agreement also provides for indemnification by the Registrant in favor of the shareholders against certain liabilities, including liabilities arising under the securities laws. The Registrant also maintains insurance for the benefit of its directors and officers that insures such persons against certain liabilities, including liabilities under the securities laws. The Registrant has entered into an indemnification agreement with each of its directors and officers whereby the Registrant will reimburse its directors and officers against certain liabilities, including liabilities arising under the securities laws.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

              Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number  Exhibit
--------------  -------
   4            Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-23562 on Form 8-A,
                which is incorporated herein by reference pursuant to Item 3(d).
   5            Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1          Consent of Independent Auditors - BDO Seidman, LLP.
  23.2          Consent of Independent Accountants - Price Waterhouse LLP.
  23.3          Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
  24            Power of Attorney.  Reference is made to page II-4 of this
                Registration Statement.
  99.1          1993 Stock Option/Stock Issuance Plan.
  99.2          Form of Notice of Grant of Stock Option.
  99.3          Form of Stock Option Agreement.
  99.4          Form of Addendum to Stock Option Agreement (Special Tax
                Elections).
  99.5          Form of Notice of Grant of Stock Option (Non-Employee Director
                Automatic Grant).
  99.6          Form of Stock Option Agreement (Non-Employee Director Automatic
                Grant).
  99.7          Form of Stock Issuance Agreement.

Item 9.  Undertakings.
         -------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if
           --------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option/Stock Issuance Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 24th of February 1998.


                                    MICROELECTRONIC PACKAGING, INC.


                                    By /s/ ANDREW WROBEL
                                       --------------------------------------
                                       Andrew Wrobel
                                       President and Chief Executive Officer,
                                       Director


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of Microelectronic Packaging, Inc., a California corporation, do hereby constitute and appoint Andrew Wrobel and Denis J. Trafecanty, and each of them, the lawful attorneys and agents, with full power of substitution and resubstitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signatures                  Title                       Date
----------                  -----                       ----



/s/ ANDREW WROBEL           President and               February 24, 1998
-----------------------     Chief Executive
Andrew Wrobel               Officer, Director
                            (Principal Executive
                            Officer)




/s/ DENIS J. TRAFECANTY     Senior Vice President,      February 24, 1998
-----------------------     Chief Financial Officer
Denis J. Trafecanty         and Secretary
                            (Principal Financial and
                            Accounting Officer)

Signatures                  Title                       Date
----------                  -----                       ----



/s/ LEWIS SOLOMAN           Chairman of the Board       February 24, 1998
----------------------      of Directors
Lewis Solomon



/s/ FRANK L. HOWLAND        Director                    February 24, 1998
----------------------
Frank L. Howland



/s/ ANTHONY J.A. BRYAN      Director                    February 24, 1998
----------------------
Anthony J.A. Bryan



/s/ GARY S. STEIN           Director                    February 24, 1998
----------------------
Gary S. Stein

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number     Exhibit
--------------     -------
      4            Instruments Defining Rights of Shareholders. Reference is
                   made to Registrant's Registration Statement No. 0-23562 on
                   Form 8-A, which is incorporated herein by reference pursuant to Item 3(d).
      5            Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1          Consent of Independent Auditors - BDO Seidman, LLP.
     23.2          Consent of Independent Accountants - Price Waterhouse LLP.
     23.3          Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
     24            Power of Attorney.  Reference is made to page II-4 of this
                   Registration Statement.
     99.1          1993 Stock Option/Stock Issuance Plan.
     99.2          Form of Notice of Grant of Stock Option.
     99.3          Form of Stock Option Agreement.
     99.4          Form of Addendum to Stock Option Agreement (Special Tax
                   Elections).
     99.5          Form of Notice of Grant of Stock Option (Non-Employee
                   Director Automatic Grant).
     99.6          Form of Stock Option Agreement (Non-Employee Director
                   Automatic Grant).
     99.7          Form of Stock Issuance Agreement.